Exhibit 4.2

FIFTH SUPPLEMENTAL INDENTURE

THIS FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 24, 2021, among GFL Environmental Inc., a corporation organized under the laws of the Province of Ontario (the “Issuer”), the guarantors party hereto (each, a “Guarantor”, collectively, the “Guarantors”) and Computershare Trust Company, N.A., a national banking association, as trustee under the Indenture referred to herein (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of November 23, 2020, among the Issuer, the Guarantors named therein and the Trustee (as amended, supplemented or otherwise modified from time to time, including by the First Supplemental Indenture, dated as of December 30, 2020, the Second Supplemental Indenture, dated as of January 28, 2021, the Third Supplemental Indenture, dated as of June 10, 2021, and the Fourth Supplemental Indenture, dated as of July 29, 2021, the “Indenture”), relating to the 4.000% Senior Notes due 2028 (the “Notes”) of the Issuer;

WHEREAS, pursuant to Section 2.2 of the Indenture, Additional Notes may be issued from time to time under the Indenture, in each case upon an Issuer Order, and such Additional Notes and the Initial Notes will be treated as a single class for all purposes under the Indenture;

WHEREAS, the Issuer and the Guarantors have authorized the execution and delivery of this Supplemental Indenture for the purpose of issuing US$250,000,000 in aggregate principal amount of Additional Notes (the “New Notes”);

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, the Trustee and the Guarantors are authorized to execute and deliver this Supplemental Indenture to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture without notice to or consent of any Holder.

WHEREAS, the Trustee in entering into this Supplemental Indenture is entitled to rely upon the Officer’s Certificate and an Opinion of Counsel, each of which has been provided to the Trustee; and

NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.                  Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                  Issue of New Notes. As of the date hereof, the Issuer shall issue the New Notes pursuant to this Supplemental Indenture. The New Notes issued pursuant to this Supplemental Indenture constitute Additional Notes issued pursuant to Section 2.2 and subject to Section 4.3 of the Indenture and shall be consolidated with and form a single class with the Initial Notes previously established pursuant to the Indenture. The New Notes shall have the same terms and conditions in all respects as the Initial Notes, except that the issue date of the New Notes shall be September 24, 2021, the issue price shall be 100.000% of the aggregate principal amount thereof plus accrued and unpaid interest from and including August 1, 2021 and the first interest payment date shall be February 1, 2022. The New Notes issued in the form of Global Notes will be issued under the same CUSIP/ISIN numbers as the Initial Notes (except that New Notes issued pursuant to Regulation S under the Securities Act will trade separately under different CUSIP/ISIN numbers until at least 40 days after the issue date of the New Notes and thereafter, subject to the terms hereof). The aggregate principal amount of the New Notes that may be authenticated and delivered pursuant to this Supplemental Indenture shall be US$250,000,000. Promptly following the termination of 40 days following the issue date of the New Notes, the Issuer shall cause the beneficial interests in New Notes in the form of Regulation S Global Notes to be exchanged for beneficial interests in the Initial Note Regulation S Global Note (CUSIP: C39217 AP6) pursuant to the Applicable Procedures. The Issuer shall deliver to the Trustee an Issuer Order to process such mandatory exchange, along with an Officer’s Certificate and Opinion of Counsel.

3.                  Authentication and Delivery of New Notes. As of the date hereof, the Issuer will issue, and the Trustee, pursuant to an Issuer Order delivered in connection therewith, is directed to authenticate and deliver, the New Notes under the Indenture, substantially in the form of Exhibit A to the Indenture.

4.                  Governing Law. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NEW NOTES AND THE NOTE GUARANTEES ARE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.                  Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

6.                  Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7.                  Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.                  Trustee’s Disclaimer. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the protections, liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer by action or otherwise, (iii) the due execution hereof by the Issuer or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

9.                  Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. The Issuer and each Guarantor hereby consent to the terms of this Supplemental Indenture and the New Notes, including, without limitation, all additional Obligations resulting therefrom. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the date first written above.

GFL ENVIRONMENTAL INC.

By:	/s/ Patrick Dovigi
Name:Patrick Dovigi
Title: President and Chief Executive Officer

2289587 Alberta ULC

2313159 Alberta ULC

2353961 ALBERTA ULC

2354010 ALBERTA ULC

2779572 Ontario Inc.

2779573 Ontario Inc.

2779574 Ontario Inc.

6ish Holdings, Inc.

Alpine Disposal, Inc.

American Waste Transfer Station, LLC

American Waste, Inc.

American Waste, LLC

Arbor Hills Landfill, Inc.

Bestway Recycling, Inc.

Black Creek Renewable Energy, LLC

Cobb County Transfer Station, LLC

County Recycling, LLC

County Waste Fredericksburg, LLC

County Waste of Pennsylvania, LLC

County Waste of Virginia, LLC

County Waste Southwest Virginia, LLC

County Waste, LLC

CWV Holdco, Inc.

Eagle Bluff Landfill, Inc.

Eagle Point Landfill, LLC

Eagle Ridge Landfill, LLC

EMA Development, LLC

Emerald Park Landfill, LLC

Emerald Waste Services, LLC

ETC of Georgia, LLC

EWS Central Florida Hauling, LLC

Five Part Development, LLC

Fort Bend Regional Landfill, L.P.

GFL Environmental Holdings (US), Inc.

GFL Environmental Inc. 2021

GFL Environmental Real Property, Inc.

GFL Environmental Services USA, Inc.

GFL Environmental USA Inc.

GFL Everglades Holdings LLC

GFL Holdco (US), LLC

GFL Illinois LLC

GFL Infrastructure Group Inc.

GFL Muskego LLC

GFL Slim Jim 2, LLC

GFL Slim Jim 3, LLC

GFL Slim Jim 4, LLC

GFL Slim Jim 5, L.P.

GFL Solid Waste Midwest LLC

GFL Solid Waste Southeast LLC

GFL US 7, L.P.

GFL US 8, LLC

GFL WRANGLER HOLDCO US 2, INC.

gfl wrangler us 1, llc

gfl wrangler us 2, llc

gfl wrangler us 3, llc

gfl wrangler us 4 llc

gfl wrangler us 5, llc

gfl wrangler us 6, llc

gfl wrangler us, l.p.

Glacier Ridge Landfill, LLC

Grace Disposal Systems, L.L.C.

Greentree Landfill, LLC

Gwinnett Transfer Station, LLC

Haw River LandCo, LLC

Hazar-Bestos Corporation

Hickory Meadows Landfill, LLC

J&E Recycling, LLC

Jones Sanitation, L.L.C.

L&L Disposal, LLC

Lakeway LandCo, LLC

Lakeway Sanitation & Recycling C&D, LLC

Lakeway Sanitation & Recycling MSW, LLC

Land & Gas Reclamation, Inc.

Laurens County Landfill, LLC

Mallard Ridge Landfill, Inc.

Mead Holdings, LLC

Mobile Transfer Station, LLC

Montgomery Transfer Station, LLC

Mountain States Packaging, LLC

N.E. Land Fill, LLC

North Andrews Employment Park, LLC

Northeastern Environmental, LLC

Northeastern Exploration, Inc.

Northern A-1 Industrial Services, L.L.C.

Opelika Transfer Station, LLC

Pauls Valley Landfill, LLC

Ponderosa Landco, LLC

Red Rock Disposal, LLC

Renewable Energy - Eagle Point, LLC

Rolling Hills Landfill, Inc.

Ruffino Hills Transfer Station, L.P.

Safeguard Landfill Management, LLC

Sampson County Disposal, LLC

Seven Mile Creek Landfill, LLC

Smyrna Transfer Station, LLC

Soil Safe of California, Inc.

Soil Safe, Inc.

Sooner Waste, L.L.C.

South Andrews Employment Park, LLC

Southeastern Disposal, LLC

Stone’s Throw Landfill, LLC

Sunshine Recycling, Inc.

SWD Specialties, LLC

Tallassee Waste Disposal Center, Inc.

Town & Country Disposal Solid Waste Transfer Station, LLC

Town & Country Recycling, LLC

Town And Country Disposal of Western Missouri, LLC

TransWaste Services, LLC

Turkey Trot Landfill, LLC

V.F. Waste Services, LLC

Wake County Disposal, LLC

Wake Reclamation, LLC

Waste Corporation of Arkansas, LLC

Waste Corporation of Kansas, LLC

Waste Corporation of Missouri, LLC

Waste Corporation of Tennessee, LLC

Waste Corporation of Texas, L.P.
Waste Industries Atlanta, LLC

Waste Industries of Delaware, LLC

Waste Industries of Maryland, LLC

Waste Industries of Pennsylvania, LLC

Waste Industries of Tennessee, LLC

Waste Industries USA, LLC

Waste Industries, LLC

Waste Services of Decatur, LLC

WCA – Kansas City Transfer, LLC

WCA Management Company, LP

WCA Management General, Inc.

WCA Management Limited, Inc.

WCA of Alabama, L.L.C.

WCA of Central Florida, Inc.

WCA of Chickasha, LLC

WCA of Florida, LLC

WCA of Oklahoma, LLC

WCA of St. Lucie, LLC

WCA Texas Management General, Inc.

WCA Waste Corporation

WCA Waste Systems, Inc.

Welcome All Transfer Station, LLC

Wexford County Landfill, LLC

Wexford Water Technologies, LLC

WI Burnt Poplar Transfer, LLC

WI High Point Landfill, LLC

WI Shiloh Landfill, LLC

WI Taylor County Disposal, LLC

Wilmington LandCo, LLC

Wrangler Holdco Corp.

WRH Gainesville Holdings, LLC

WRH Gainesville, LLC

WRH Orange City, LLC

Zion Landfill, Inc.

By:	/s/ Patrick Dovigi
	Name:	Patrick Dovigi
	Title:	Authorized Person

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Jerry Urbanek
	Name:	Jerry Urbanek
	Title:	Corporate Trust Manager, Trust Officer